UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 31, 2007

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bala Plaza East, Suite 117
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant's telephone number, including area code

461 Park Avenue South, New York, NY 10016
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

Conversion of Debentures

Pursuant to its previously announced offer to convertible debenture holders to immediately convert their debentures into restricted shares of common stock only at a reduced conversion rate of $0.10 (the “Conversion Offer”), as of January 31, 2007, Skinny Nutritional Corp. (the “Company”) has received conversion notices from holders representing an aggregate principal amount of $2,075,000 of convertible debentures, which represents approximately 83% of the outstanding $2,515,000 principal amount of debentures. Accordingly, the Company will issue these holders an aggregate of 20,750,000 shares of common stock. The securities issued in connection with the conversion of debentures have not been registered under the Securities Act of 1933, as amended, and were issued in reliance upon the exemption from registration set forth in Section 3(a)(9) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Executive Officer
Date: February 6, 2007